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                                                                   EXHIBIT 10.09

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into as of OCTOBER 31, 1996 (the "EFFECTIVE DATE") by and between MEDIA ARTS GROUP, INC. (the "COMPANY"), and CRAIG FLEMING ("EMPLOYEE").

                                    RECITALS

A. The Company desires to engage Employee to perform certain services for the Company on the terms and conditions set forth herein.

B. The Employee desires to perform certain services for the Company on the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

1.      Term of Employment:

        1.1 Term: On the term and subject to the conditions set forth in this Agreement, the Company hereby employs Employee, for a period which shall begin on the Effective Date and shall end on OCTOBER 31, 1997 or such earlier date of termination as provided in this Agreement, and Employee hereby accepts such employment. As used herein, the phrase "Employment Term" refers to the entire period of employment by the Company hereunder.

        1.2 Extension of Term: The term set forth in Section 1.1 may be extended by written amendment to this Agreement signed by both parties.

2.      Title and Responsibilities:

        2.1 Title: Subject to the provisions of this Agreement, Employee shall serve the Company during the Employment Term as a Vice President of the Company or such other position as the Company may from time to time determine.

        2.2 Responsibilities: During the Employment Term, Employee shall:

        (i) devote such of his business time, energy and skill to the affairs of the Company as shall be necessary to perform the duties of such position and at all times during the Employment Term shall have the powers and authority which are necessary to enable him to discharge his duties in the office which he holds and which are commonly incident to such office. Employee shall promptly and faithfully observe, comply with and conform to the policies, instructions, directions, and requests of applicable senior management and the policies, rules and regulations of the Company; and

        (ii) serve the Company on a full-time, exclusive basis during the Employment Term.

        The Company may from time to time change Employee's responsibilities.

3.      Salary, Benefits and Bonus Compensation:

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        During the Employment Term, as full compensation for all services to be performed by Employee pursuant to this Agreement, the Company agrees to pay Employee compensation and provide Employee with benefits as set forth in this
Section 3.

        3.1 Base Compensation: The Company shall pay Employee base compensation of $150,000 per annum (the "BASE COMPENSATION") during the Employment Term. The Base Compensation will be paid in equal installments in conformity with the Company's normal payroll period.

        3.2    Bonus Based on Sales:

In any fiscal year during the term of this agreement in which the "Net Sales", as hereinafter defined, of the Company, excluding sales of John Hine Limited, company owned Thomas Kinkade Galleries, Channel Management, QVC and the first 90 days of Signature Galleries equal a minimum of 5% growth, the Employee shall receive a bonus of 1%. In any fiscal year during the term of this agreement in which the Net Sales equal less than a minimum growth of 5%, the Employee shall receive a bonus less the "Applicable Percentage", as hereinafter defined. This bonus shall be effective January 1, 1997 and shall be paid quarterly, but only if the Employee's services hereunder have not terminated. As used herein the term "Net Sales" shall mean actual gross sales for any fiscal year during the term of this agreement less claims and returns to a maximum base of $50 million. As used herein the term "Applicable Percentage" shall mean the difference between the actual growth percentage and 5%.

        3.3 Cash Bonus: The Company shall pay Employee a cash bonus of $10,000 upon execution of this employment agreement and an additional $10,000 at which time Employee relocates to Bay Area.

        3.4 Artwork Bonus: Employee shall receive from the Company an artwork bonus of $10,000 at wholesale cost in which to purchase any of the Company's products.

        3.5 Additional Benefits: In addition to his Base Compensation and Bonuses Employee shall receive:

        (i) Medical, dental and vision insurance coverage for Employee and his dependents under the Company's group medical insurance plan, at a cost as set forth in the plan; and

        (ii) Life insurance coverage under the Company's life insurance coverage plan, at a cost as set forth in plan; and

        (iii) Vacation, sick time and personal time off under the Company's Flexible Time Off (FTO) plan at an accrual of 13.33 hours per full month of service; and

        (iv) Eligible to participate in the Employee Stock Option Plan and subject to the Media Arts Group Compensation Committees' approval will be granted options to purchase 25,000 shares at fair market value at time of grant; and

        (v) $2,000 per month for a period of eight (8) months or until Employee relocates to Bay Area whichever occurs first; and

        (vi) $500 per month auto allowance per full month of service; and

        (vii) such additional benefits as the Company may from time to time in its sole discretion determine.

4.      Termination of Employment:

        4.1 Death, Disability, Termination for Justifiable Cause: Employee's employment pursuant to this Agreement may be terminated at any time upon thirty
(30) days written notice of the Company upon the occurrence of any of the following events;

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        (i) Death of employee;

        (ii) Disability of Employee (as defined below). For purposes of this Agreement, the term "Disability" shall mean physical or mental incapacity, to perform his duties in a normal manner for a total of three (3) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement; or

        (iii) Justifiable Cause (as define below) for such termination. For purposes of this Agreement, the term "Justifiable Cause" shall mean any of the following:

               (a) If Employee shall fail to perform any of his material obligations under this Agreement, which failure continues after the Company gives Employee written notice of such failure and an opportunity for thirty (30) days to remedy such failure;

               (b) If Employee shall have been dishonest, or shall have engaged in willful misconduct in any material matter affecting the Company or;

               (c) If Employee shall be convicted of, or shall plead guilty or nolo contendere to, a felony where such crime materially interferes with Employee's ability to fulfill his duties under this Agreement or is otherwise materially injurious to the Company.

        4.2 Corporate Reorganization: Employee's employment pursuant to this Agreement may be terminated at any time upon (90) days written notice of the Company in the event that the Company is taken over by or merges with another corporate entity, or in any manner experiences a change in management control.


        4.3 Effect of Termination: Upon any termination of this Agreement by the Company pursuant to Section 4.1 or 4.2, the Company shall pay Employee at the end of applicable notice period the accrued and unpaid amount of the Base Compensation and Additional Benefits payable pursuant to Section 3.1 and 3.3, prorated through the date of such termination, and the Company shall have no further liability to Employee or his estate pursuant to this Agreement, including without limitation, severance compensation.

5. Right to Company Materials: Employee agrees that all styles, designs, lists, materials, books, files, reports, correspondence, and other documents ("COMPANY MATERIALS") used, prepared, or made available to the Employee, shall be and shall remain the property of the Company. Upon termination of employment of the expiration of this Agreement, all Company Materials shall be returned immediately to the Company; provided, however, that Employee shall be entitled to make and retain any copies thereof with respect to matters involving Employee.

6. Antisolicitation: Employee promises and agrees that while this Agreement continues in effect, he will not influence or attempt to influence customers or suppliers of the Company or of any of its present or future affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation, or other entity then in competition with the business of the Company, or any affiliates of the Company.

7. Soliciting Employees: Employee promises and agrees that which this Agreement continues in effect, he will not directly or indirectly solicit any of the employees of the Company or its affiliates to work for or invest in, as the case may be, any business, individual, partnership, firm, corporation, Company or any of its affiliates.

8. Restriction on Use or Disclosure of Trade Secrets: It is expressly understood that Employee may be dealing with trade secrets of the Company and its affiliates, including but not limited to information, system(s), inventions and processes, all of a confidential nature, that concern the operations of the Company or its affiliates and that are the Company's property and are used in the course of the Company's business or that of its affiliates. Employee promises and agrees that he will not disclose to anyone, directly or indirectly, either while this Agreement is in effect or at any time in the course of his employment with the Company or its affiliated. Employee

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acknowledges that the Company may use all remedies. including injunctive relief, in order to enforce the provisions of this paragraph 8.

9. Choice of Law and Jurisdiction: The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of California applicable to agreements to be performed wholly within California by California residents.

10. Reorganization: This Agreement shall not be terminated by reason of any merger or consolidation or reorganization of the Company. In the event any such merger, consolidation or reorganization shall be accomplished by transfer of assets or otherwise, the provisions of this Agreement shall binding upon and shall insure to the benefit of the surviving or resulting corporation or person. Subject to the succeeding sentence, this Agreement shall insure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11. Counterparts: This Agreement may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

12. Notices: Any notices, requests, demands and other communications under this Agreement shall be in writing and shall be delivered to the person or sent commercial courier service or postage prepaid, and addressed as follows:

The Company:          MEDIA ARTS GROUP, INC.
                      Attention: Sue Edstrom
                      521 CHARCOT  AVE.
                      SAN JOSE, CA 95131

To Employee:          CRAIG FLEMING

Any party may from time to time change its address for the purposes of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until actually received by the party sought to be charged with its contents. All notices and other communications required or permitted under this Agreement which are addressed as provided in this
Section 12 if delivered personally, shall be effective upon delivery and if delivered by mail or by commercial courier service, shall be effective five (5) days after deposit in the United States mail, postage prepaid, registered or certified, return receipt requested or upon receipt by such party from the commercial courier service, as the case may be.

13. Representations of Employee: Employee represents and warrants that he is now (and will continue to be during the entire term of this Agreement) legally free to enter into this Agreement and to perform the duties required hereunder and that neither the execution and delivery of this Agreement nor the performance of his obligations hereunder will result in any breach or violation of any other agreement or instrument to which he is a party.

14. Entire Agreement Amendments: This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters dealt with herein (including the compensation and employment benefits to which Employee is entitled for periods from and after the Effective Date), and supersedes all negotiations, representations or agreements and supersedes all negotiations, representations or agreement and all other oral, written and other communication between them concerning the subject matter hereof, and all prior arrangements with the Company concerning employment compensation and benefits for periods from and after the Effective Date. This Agreement may be amended in whole or in part only by an agreement in writing signed by all parties hereto.


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15. Waiver: The waiver by one party of a breach of any of the terms or conditions of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any other subsequent breach thereof.

16. Fees: Should an action be instructed by either of the parties hereto in any court law or equity pertaining to the enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover, in addition to any judgment or decree rendered therein, all court costs and reasonable attorneys' and experts' fees and expenses.

17. Further Assurances: From and after the date of this Agreement, the parties hereto shall cooperate in good faith to accomplish the objectives of this Agreement and to that end agree to execute and/or deliver from time to time such further instruments and documents as may be necessary and convenient to the fulfillment of these purposes.

18. Captions: The Section captions inserted in this Agreement are for convenience of reference and are not intended to influence the interpretation of this Agreement.

19. Severability: Should any part or portion of this Agreement or any provision thereof be held invalid, illegal or void, the remained of such part or portion of this Agreement of provision thereof shall continue in full force and effect as it the void, illegal or invalid part, portion, or provision had been deleted therefrom or never included herein. In the event that declared invalid, the parties hereto agree to use their best efforts to reform this Agreement in a manner consistent with their original intentions.

20. Gender: The use of the masculine pronoun hereunder shall not be restrictive as to gender and shall be interpreted in as cases as the context may require.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                                      MEDIA ARTS GROUP, INC.

                                      By:    /s/ Kenneth E. Raasch
                                             -----------------------------------
                                      Name:  Kenneth E. Raasch
                                             -----------------------------------
                                      Title: CEO
                                             -----------------------------------


                                                                       EMPLOYEE:
                                             /s/ Craig Fleming
                                             -----------------------------------
                                                                   CRAIG FLEMING


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                                   TERM SHEET
                                     FOR THE
                             EMPLOYMENT AGREEMENT OF
                                  CRAIG FLEMING

BASE COMPENSATION:  $150,000

BONUS: 1% of NET SALES growth adjusted annually to a maximum base of $50M.

            Base forecast for fiscal year 1997 is $28M with minimum growth of $7M;

            Base for year two is actual year 1 net sales with additional minimum growth of $10M;

            Base for year three is actual year 2 net sales with additional minimum growth of $10M;

            Base for year four is actual year 3 net sales with maximum base of $50M with additional minimum growth of $10M;

            Base for year five is actual year 4 net sales with maximum base of $50M with additional minimum growth of $10M;

            BONUS EXCLUDES SALES OF John Hine Limited, Signature Gallery sales for the first 90 days, Company Thomas Kinkade Stores sales, and Channel Management Sales (including QVC)

CASH BONUS:            $20,000 - $10,000 paid upon execution of this employment
                       agreement $10,000 paid upon family relocation to Bay Area

ARTWORK BONUS:         $10,000 of artwork at wholesale cost

STOCK OPTION BONUS:    $25,000 options with a three year vesting period

RELOCATION BONUS:      $2,500 per month for a period of eight months or until
                       family relocates to Bay Area whichever occurs first.

AUTO ALLOWANCE:        $500 per month auto allowance

EMPLOYEE BENEFITS:     Standard package of employee benefits